Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-163835 on Form S-1 of our report dated March 23, 2009, relating to the financial statements of Campbell Strategic Allocation Fund, L.P. appearing in the Prospectus which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.
/s/ Deloitte & Touche
Princeton, New Jersey
February 18, 2010